EXHIBIT 23.1

                 (Dale Matheson Carr-Hilton LaBonte Letter Head)


October 25, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street. N.W.
Washington, DC  20549


Re: Uranium Energy Corp. (Formerly Carlin Gold Inc.). - Form SB-2 Registration Statement 1st Amendment


Dear Sirs:

     o As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement - 1st Amendment dated October 25, 2005, of the following:

     o Our report to the Stockholders and Board of Directors of Uranium Energy Corp. (Formerly Carlin Gold Inc.) dated May 31, 2005 on the financial statements of the Company as at December 31, 2004 and 2003 and for the year ended December 31, 2004 and the period from May 16, 2003 (inception) to December 31, 2003.

In addition, we also consent to the reference to our firm as experts in accounting and auditing included in this Registration Statement.

Yours truly,


/s/Dale Matheson Carr-Hilton LaBonte
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Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia